Exhibit 15

November 8, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 8, 2019, on our review of interim financial information of Arch Capital Group Ltd., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-221344, 333-221344-01 and 333-221344-02) and in the Registration Statements on Form S-8 (Nos. 333-211193,333-142835, 333-181308, 333-203993 and 333-224783) of Arch Capital Group Ltd.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, NY

1 of 1